Exhibit 99.1

Momentus Announces $4.0 Million Registered Direct Offering

Priced At-the-Market Under Nasdaq Rules

SAN JOSE, Calif., March 5, 2024--Momentus Inc. (NASDAQ: MNTS) (“Momentus” or the “Company”), a U.S. commercial space company that offers satellite buses, transportation, and other in-space infrastructure services, today announced that it has entered into a securities purchase agreement with a single U.S. institutional investor for the purchase and sale of 4,624,280 shares of common stock (or common stock equivalents in lieu thereof) at a purchase price of $0.865 per share and warrant pursuant to a registered direct offering priced at-the-market under Nasdaq rules, resulting in total gross proceeds of approximately $4.0 million, before deducting placement agent commissions and other estimated offering expenses. The Company further agreed to issue to the investors warrants to purchase up to an aggregate of 4,624,280 shares of common stock. The warrants will have an exercise price of $0.74, will be exercisable immediately and will expire five years from the date of issuance. The closing of the offering is expected to occur on or about March 7, 2024, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No 333-267230) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The Company also has agreed that certain existing warrants to purchase up to an aggregate of 3,687,000 shares of common stock at an exercise price of $0.96 per share will be amended such that the warrants will have a reduced exercise price of $0.74 per share. The warrant amendment is subject to stockholder approval, and the warrants shall expire five years from the date stockholder approval is obtained. If stockholder approval is not obtained by the date that is six (6) months following the initial date of issuance of these warrants, then the exercise price of the warrants will automatically be reduced to the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) of the common stock on the date that is six (6) months following the initial date of issuance of the warrants and the warrants will expire five years following the date that is six (6) months following the initial date of issuance of the warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Momentus

Momentus is a U.S. commercial space company that offers commercial satellite buses and in-space infrastructure services including in-space transportation, hosted payloads, and other in-orbit services.

 Forward-Looking Statements

This press release contains certain statements which may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the expected closing of the offering and fulfillment of customary closing conditions, Momentus or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Momentus’ control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to risks and uncertainties included under the heading “Risk Factors” in the Annual Report on Form 10-K filed by the Company on March 8, 2023, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at investors.momentus.space. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Momentus Contacts

Investors:

investors@momentus.space

Media:

press@momentus.space